SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

Preliminary Proxy Statement     Confidential, For Use of the Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement

Definitive Additional Material

Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

--------------------------------------------------------------------------------
                               HAGLER BAILLY, INC.
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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  Fee paid previously with preliminary materials:

  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
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(2)  Form, Schedule or Registration Statement no.:
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

Hagler Bailly, Inc.
ARLINGTON, VIRGINIA

                                                                  April 7, 2000

TO OUR STOCKHOLDERS:

It is our pleasure to invite you to our 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at Hagler Bailly, Inc.'s corporate headquarters located at 1530 Wilson Boulevard, Suite 400, Arlington, Virginia 22209 on May 11, 2000 at 2:00 p.m., Eastern Daylight Time.

The following Notice of Annual Meeting of Stockholders ("Notice of Meeting") identifies each business item for your action. These items and the vote the Board of Directors recommends are as follows:

                      Item                                                                Recommended Vote
1.   Election of two directors.                                                                   FOR

2.   Ratification of Ernst & Young LLP as independent auditors.                                   FOR

3.   To consider and vote upon a proposed  amendment to the Hagler Bailly,  Inc.                  FOR
     Employee Incentive and Non-Qualified  Stock Option and Restricted FOR Stock
     Plan to increase  the number of shares  authorized  to be issued  under the plan from 5,000,000 to 8,000,000.

We have also included a Proxy Statement that contains more information about these items and the Annual Meeting.

We urge you to read the Notice of Meeting and Proxy Statement so that you may be informed about the business to come before the Annual Meeting. At your earliest convenience, to make sure your shares will be represented, please sign and return the Proxy Card in the postage-paid envelope, whether or not you plan to attend the Annual Meeting.

If you attend the Annual Meeting and wish to vote in person, the ballot that you submit at the Annual Meeting will supersede your proxy.

We look forward to seeing you at the Annual Meeting. On behalf of the management and directors of Hagler Bailly, Inc., we want to thank you in advance for your continued support and confidence in 2000.

/s/ William E. Dickenson                             /s/ Henri-Claude A. Bailly

WILLIAM E. DICKENSON                                 HENRI-CLAUDE A. BAILLY
President and Chief Executive Officer                Chairman of the Board

Hagler Bailly, Inc.



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



TO THE OWNERS OF COMMON STOCK OF HAGLER BAILLY, INC.:

The Annual Meeting of Stockholders (the "Annual Meeting") of Hagler Bailly, Inc., a Delaware corporation, will be held at Hagler Bailly, Inc.'s corporate headquarters at 1530 Wilson Boulevard, Suite 400, Arlington, Virginia 22209 on May 11, 2000, at 2:00 p.m., Eastern Daylight Time, for the following purposes:

1. To elect the following directors for a term of three years: Messrs. Henri-Claude A. Bailly and Alain M. Streicher (designated as Proposal 1 in the accompanying Proxy Statement).

2. To consider and take action upon a proposal to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors to audit consolidated financial statements of Hagler Bailly, Inc. for the year 2000 (designated as Proposal 2 in the accompanying Proxy Statement).

3. To consider and vote upon a proposed amendment to the Hagler Bailly, Inc. Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan to increase the number of shares authorized to be issued under the plan from 5,000,000 to 8,000,000 (designated as Proposal 3 in the accompanying Proxy Statement).

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record of common stock, par value $0.01 per share, at the close of business on March 31, 2000, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting, as more fully described in the accompanying Proxy Statement.

Stockholders who cannot attend the Annual Meeting are urged to sign, date and otherwise complete the enclosed Proxy Card and return it promptly in the postage-paid envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted. Any stockholder who is present at the Annual Meeting may vote in person, thereby canceling any previous proxy.

                                            By Order of the Board of Directors,

                                            /s/ Geoffrey W. Bobsin

                                            GEOFFREY W. BOBSIN
                                            Secretary

EACH STOCKHOLDER IS URGED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

1                               HAGLER BAILLY, INC.
                              1530 WILSON BOULEVARD
                            ARLINGTON, VIRGINIA 22209

                                  APRIL 7, 2000

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2000


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hagler Bailly, Inc. ("Hagler Bailly" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 11, 2000 at Hagler Bailly, Inc.'s corporate headquarters located at 1530 Wilson Boulevard, Suite 400, Arlington, Virginia, 22209
commencing at 2:00 p.m., Eastern Daylight Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders ("Notice of Meeting").


VOTING AT ANNUAL MEETING; RECORD DATE

This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders entitled to vote at the Annual Meeting on or about April 7, 2000. Proxies are solicited to give all stockholders of record on March 31, 2000 (the "Record Date") an opportunity to vote on matters to be presented at the Annual Meeting. Shares can be voted at the meeting only if the stockholder is present or represented by proxy.

Only holders of record of common stock on March 31, 2000 will be entitled to notice of, and to vote at, the Annual Meeting. On that date 17,297,812 shares of common stock were issued and outstanding. Each share of common stock, par value $0.01 per share, represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting.


REQUIRED VOTE

Directors are elected by a plurality of the votes cast by the stockholders entitled to vote at a meeting at which a quorum is present. The other matters that the Board of Directors has submitted for stockholder approval at the Annual Meeting shall be determined by a majority of the votes cast.

The presence in person or by proxy of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum.

An abstention is deemed "present" but is not deemed a "vote cast." As a result, abstention and broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instruction from the beneficial owner. Broker "non-votes" and the shares as to which a stockholder abstains are included in determining whether a quorum is present.

PROXIES

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. In accordance with the Company's by-laws, the Annual Meeting may be adjourned, including by the Chairman, in order to permit the solicitation of additional proxies. The Company does not anticipate that any other matters will be raised at the Annual Meeting.

Any proxy may be revoked at any time before it is voted by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case dated later than the prior proxy relating to the same shares or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Hagler Bailly, Inc., 1530 Wilson Boulevard, Arlington, Virginia 22209, Attention: Geoffrey W. Bobsin, Secretary, or hand delivered to the Secretary, before the taking of the vote at the Annual Meeting.

A copy of the Company's Annual Report to Stockholders for the year 1999, including financial statements, is being mailed simultaneously with the Proxy Statement to all stockholders entitled to vote at the Annual Meeting.




ELECTION OF DIRECTORS  (Proposal 1)

The Board of Directors is currently divided into three classes. The terms of Class I directors expire in 2001, those of Class II directors expire in 2002 and those of Class III directors expire in 2003. The directors of each class are elected for a three-year term. The Board of Directors proposes the two nominees listed below for election as directors to serve until the 2003 Annual Meeting and until their successors are elected and qualified or until their earlier resignation or removal. The persons named in the enclosed proxy intend to vote such proxy for the election of each of the two nominees named below, unless the stockholder indicates on the proxy that the vote should be withheld from any or all of the nominees. The terms of the other directors will expire at the Annual Meetings of Stockholders in 2001 and 2002, as indicated above. R. Gene Brown has notified the Company that he will not seek re-election as a director. Dr. Brown was a Class III director and has been a director of the Company since 1998. The Board of Directors has set the number of directors at eight, effective upon the expiration of Dr. Brown's term on the date of the Annual Meeting.

The Company expects each nominee for election as a director at the Annual Meeting to be able to accept such election. If any nominee is unable to accept such election, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. A brief listing of the principal occupation, other major affiliations and age of each nominee and each director follows.

Nominees for Election at this Meeting to Terms Expiring in 2003

--------------------------------------------------------------------------------

Henri-Claude A. Bailly                                      Director since 1995
                                                                         Age 53

Mr. Bailly is chairman of the Board of Directors of the Company and chairman of the Board of Directors of Cap Gemini Hagler Bailly, LLC and Hagler Bailly Risk Advisors, Inc. He served as the Company's chief executive officer from its founding in 1980 until April 1999. From 1984 to 1995, Mr. Bailly was employed by RCG International, Inc. ("RCG") the consulting arm of Reliance Group Holdings, in a series of management positions culminating in senior vice president of RCG and chairman of the board and chief executive officer of RCG/Hagler Bailly, Inc., a predecessor of the Company. Mr. Bailly holds a Masters of Business Administration degree from Harvard University and Bachelor and Master of Architecture degrees from the University of Washington. Mr. Bailly serves on the Board of Directors of the United States Energy Association and was appointed as a member of the National Coal Council.

Member of the Governance Committee of the Board of Directors.
--------------------------------------------------------------------------------

Alain M. Streicher                                          Director since 1995
                                                                         Age 51

Mr. Streicher is executive vice president - international operations of the Company and PHB Hagler Bailly, Inc. Mr. Streicher has held various management positions with the Company since its founding in 1980, including senior vice president and acting chief operating officer and chief executive officer of Hagler Bailly Services, Inc. He has been a member of the Company's Board of Directors since May 1995. Mr. Streicher has over 25 years of experience, primarily in energy markets, and has worked in over 100 countries. Prior to joining the Company, he was an industrial energy analyst at the CEREN in Paris
(1976-1980), during which time he taught economics at the Ecole Centrale de Paris and the Institut National Superieur de Techniques Nucleaires. He also served as advisor to the Minister of Planning of Laos for energy and rural development (1974-1976). Mr. Streicher holds a Bachelor of Science degree in Physics and Chemistry from the University of Orleans (France) and a Masters degree in Physics from the University of Grenoble (France) and a Masters degree in Industrial Management from the Ecole des Mines in Paris (France).

--------------------------------------------------------------------------------
Incumbent Directors - Term Expiring 2001

--------------------------------------------------------------------------------

Jasjeet S. Cheema                                           Director since 1999
                                                                         Age 55

Mr. Cheema is executive president - United States and Canada operations of the Company and PHB Hagler Bailly, Inc. Mr. Cheema joined the Company through its merger with TB&A Group, Inc. and its wholly-owned subsidiary, Theodore Barry & Associates (collectively, "TB&A") in February 1998. At TB&A, he held various positions and served as president since 1980 until its merger with the Company. Prior to joining TB&A, he worked for Getty Oil Company as a manger of its corporate technical applications group.

--------------------------------------------------------------------------------


Robert W. Fri                                               Director since 1995
                                                                         Age 64

Mr. Fri has served as a member of the Board of Directors of the Company since May 1995. Mr. Fri is currently director of the National Museum of Natural History at the Smithsonian Institution, and Senior Fellow Emeritus at Resources for the Future, where he served as president from 1986 to 1995. Mr. Fri is a director of American Electric Power Company, a member of the University of Chicago Board of Governors for the Argonne National Laboratory and a trustee of Science Service, Inc., publisher of Science News and organizer of the Westinghouse Science Talent Search. In 1971, Mr. Fri became the First Deputy Administrator of the United States Environmental Protection Agency. In 1975, President Ford appointed Mr. Fri as the Deputy Administrator of the United States Energy Research and Development Administration. Mr. Fri served as acting administrator of both agencies for extended periods. From 1978 to 1986, Mr. Fri operated Energy Transition Corporation. Mr. Fri began his career with McKinsey & Company, where he was elected a principal. Mr. Fri earned a Bachelor of Arts degree in Physics from Rice University and a Masters degree in Business Administration from Harvard University.

Member of the Audit Committee, the Executive Compensation Committee, and the Stock Option Committee of the Board of Directors.

--------------------------------------------------------------------------------


Howard W. Pifer III                                         Director since 1998
                                                                         Age 58

Dr. Pifer is chairman of PHB Hagler Bailly, Inc. and was chairman of the Company from August 1998 to August 1999. He served as chairman of the Board of Directors of Putnam, Hayes & Bartlett, Inc. ("PHB") from 1991 to August 1998, having previously served as PHB's president and chief executive officer. Prior to founding PHB in 1976, Dr. Pifer was a member of the Harvard Business School faculty, where he taught courses in managerial economics, finance, public policy and strategic planning. From 1973 to 1976, Dr. Pifer served as vice president of the Energy & Environment Group at Temple, Baker & Sloane, Inc.

--------------------------------------------------------------------------------

Incumbent Directors - Term Expiring 2002

--------------------------------------------------------------------------------

William E. Dickenson                                        Director since 1999
                                                                         Age 51

Mr. Dickenson is president and chief executive officer of the Company. He served as president and chief executive officer of PHB Hagler Bailly, Inc. from March 1999 to January 2000. He served as PHB's president and chief executive officer from 1992 to August 1998 and was the managing director responsible for its litigation support practice area from 1983 through 1991. From 1978 to 1983, Mr. Dickenson managed major antitrust litigation and consulting assignments at Dickenson, O'Brien & Associates, which he founded and served as president. Prior to that he was employed at Cambridge Research Institute and also served in a variety of positions at the Tennessee Valley Authority.

Member of the Executive Compensation Committee of the Board of Directors.
--------------------------------------------------------------------------------

Fred M. Schriever                                           Director since 1995
                                                                         Age 69

Mr. Schriever retired in April 1996 from RCG. Mr. Schriever was employed by RCG in various positions since 1971, most recently as its chairman and chief executive officer. Prior to joining RCG, Mr. Schriever was a partner of Booz Allen & Hamilton. Since 1996, Mr. Schriever has been a consultant to various industry groups. Mr. Schriever is a member of the Board of Directors of The National Executive Service Corps and chairman of their operations committee. Mr. Schriever is a Fellow of both the Institute of Directors and the Institute of Management Consultants in the United Kingdom. Mr. Schriever is also a member of both the United States Institute of Management Consultants and the American Society of Mechanical Engineers, and is a Certified Management Consultant. Mr. Schriever earned Bachelor and Masters degrees from Polytechnic University.

Member of the Audit Committee, the Executive Compensation Committee, and the Stock Option Committee of the Board of Directors.

--------------------------------------------------------------------------------

Richard H. O'Toole                                          Director since 1997
                                                                         Age 53

Mr. O'Toole has served as a member of the Board of Directors of the Company since July 1997. He is currently a member of the Boards of Directors of Esat Telecom Group plc, Epower Limited and Sonae.com SGPS. A former diplomat, Mr. O'Toole has held a number of posts in both the public and private sectors. From 1976 to 1979, he was Special Assistant in the Office of the Executive Director of the Organization for Economic Co-operation and Development's (OECD) International Energy Agency, Paris. From 1979 to 1984, he held various senior posts in Dublin and Geneva with the Irish Foreign Ministry. From 1985 to 1989, he was Chef de Cabinet in the European Commission, Brussels. In 1989, he joined the aviation-leasing firm, GPA Group plc and became Managing Director of its GPA Technologies Division. From 1993 to 1995, he served as Assistant Director General of the General Agreement on Tariffs and Trade (GATT) and its successor organization, the World Trade Organization. From 1996 to 2000, he has served with the electrical engineering and technology group, ABB Limited, as Head of Corporate Staff in Zurich responsible for Government Affairs and as a Director of ABB Europe Limited, Brussels. Mr. O'Toole holds Bachelor and Master of Science degrees from University College, Galway.


Member of the Audit Committee and the Governance Committee of the Board of Directors.

--------------------------------------------------------------------------------

COMMITTEES OF THE BOARD OF DIRECTORS


The Board of Directors has designated three principal standing committees and a standing subcommittee of one of such committees.

The AUDIT COMMITTEE, established in 1997 after the Company became a publicly-traded company, consists of three members, all of whom are independent, non-employee directors. Members of the committee are Messrs. R. Gene Brown (Chairman)*, Richard H. O'Toole and Fred M. Schriever. The Audit Committee
met five times in 1999. The Audit Committee oversees all internal and external audits of the Company and its subsidiaries, conducts inquiries and investigations of the Company's internal controls and compliance with the law and makes recommendations and reports to the Board of Directors. In fulfillment of those responsibilities it reviews the qualifications of Hagler Bailly's independent auditors, makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the scope, fees and results of any audit and reviews non-audit services and related fees provided by the independent auditors.

The EXECUTIVE COMPENSATION COMMITTEE consists of four members, three of whom are independent, non-employee directors. Members of the committee are Messrs. R. Gene Brown*, William E. Dickenson**, Robert W. Fri and Fred M. Schriever (Chairman). The Executive Compensation Committee met twice during 1999. This committee is responsible for the review and approval of the compensation, including bonuses, conditions of employment of officers of the Company and the administration of all salary and incentive compensation plans for the officers of Hagler Bailly, Inc. Its Report on Executive Compensation is set forth herein under the caption "Compensation Committee Report on Compensation of Executive Officers of the Company."

The  STOCK  OPTION  COMMITTEE,  a  subcommittee  of the  Executive  Compensation
Committee, has three members, all of whom are independent, non-employee directors. Members of the committee are Messrs. R. Gene Brown*, Robert W.
Fri and Fred M. Schriever (Chairman). The Stock Option Committee did not meet during 1999. This committee administers the Hagler Bailly, Inc. Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan (the "Stock Option Plan") and has the authority, as does the full Board of Directors, to grant options and restricted stock thereunder.

The GOVERNANCE  COMMITTEE has three members,  Henri-Claude A. Bailly,  Robert W.
Fri (Chairman) and Richard H. O'Toole. The Governance Committee serves as a nominating committee for candidates for election of the Board of Directors, screens and identifies candidates for election to management of the Company and makes recommendations to the president and chief executive officer and the Board of Directors for senior management positions. The Governance Committee also reviews and makes recommendations to the Board of Directors on the compensation of non-employee directors of the Board of Directors and makes recommendations to the Board of Directors on corporate governance. The Governance Committee met twice during 1999.

The Board of Directors does not have a nominating committee. The entire Board of Directors makes the selection of nominees for the Board of Directors.

During 1999, the Board of Directors met ten times. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he was a member.

DIRECTOR COMPENSATION

Directors who are not executive officers of the Company are paid an annual retainer of $10,000 and a fee of $1,000 for each meeting of the Board of Directors and each meeting of a committee or subcommittee of the Board of Directors attended in person or by telephone. All directors are reimbursed for travel expenses incurred in connection with attending Board of Directors and committee meetings. Each committee chairman is paid an additional annual stipend of $3,000. Directors are not entitled to additional fees for serving on committees of the Board of Directors. Messrs. Brown, Fri, O'Toole and Schriever, each non-employee directors of the Company, were granted options to purchase 10,500, 7,500, 7,500 and 7,500 shares of Common Stock, respectively, in 1999. Pursuant to the terms of the Stock Option Plan, each director of the Company who is not otherwise employed by the Company is entitled annually to an automatic grant of an option to purchase 7,500 shares.


     *R. Gene Brown has notified the Company that he will not seek re-election as a director.

     **Mr. Dickenson replaced Mr. Bailly, who served as a memeber of the Executive Compensation Committee of the Board of Directors of the Company from January 1, 1999 to March 30, 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below is the name, address, stock ownership and voting power of each person or group of persons known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company's common stock as of March 1, 2000.

Name and Address of Beneficial Owner              Amount and Nature of Beneficial Ownership       Percent of Class
---------------------------------------------- ------------------------------------------------- --------------------
Cap Gemini S.A.                                                  2,596,243(1)                            14.48
11, rue de Tilsitt
75017 Paris, France
============================================== ================================================= ====================
T. Rowe Price Associates, Inc.                                   1,350,800(2)                             7.53
100 E. Pratt Street
Baltimore, Maryland 21202
============================================== ================================================= ====================
Henri-Claude A. Bailly                                            908,486(3)                              5.07
c/o Hagler Bailly, Inc.
1530 Wilson Boulevard, Suite 400
Arlington, Virginia 22209
============================================== ================================================= ====================

(1) On January 7, 2000, Cap Gemini S.A. and Cap Gemini America, Inc. (formerly named Cap Gemini Holding, Inc.) filed an amendment to a Schedule 13D with the Securities and Exchange Commission reporting beneficial ownership of 2,125,268 and 470,975 shares of the Company's Common Stock, respectively.
(2) On February 14, 2000, T. Rowe Price Associates, Inc. (Price Associates) filed a Schedule 13G with the Securities and Exchange Commission reporting beneficial ownership of 1,350,800 shares of the Company's Common Stock. These securities are owned by various individual and institutional investors including T. Rowe Price New Horizons Fund, Inc. (which owns 1,250,000 shares, representing 6.97% of the shares outstanding), which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(3) Includes 72,500 shares of common stock held in trust by Mr. Bailly and Mr. Streicher on the behalf of Mr. Streicher's children, and options to purchase 153,300 shares of common stock.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Hagler Bailly Common Stock at December 31, 1999, by (i) each director and director nominee, (ii) the chief executive officer and the four most highly paid executive officers who earned more than $100,000 during the year ended December 31, 1999 (the "Named Executive Officers") and (iii) all executive officers and directors as a group.

                                                                        Amount and Nature of       Percent of Class
                                                                        Beneficial Ownership
Name of  Beneficial Owner
--------------------------------------------------------------------- --------------------------- -------------------
 Henri-Claude A. Bailly                                                     908,486(1)                   5.07
  ------------------------------------------------------------------- --------------------------- -------------------

   R. Gene Brown                                                               23,618(2)                      *
  ------------------------------------------------------------------- --------------------------- -------------------

   John C. Butler III                                                         283,795(3)                 1.58
  ------------------------------------------------------------------- --------------------------- -------------------

   Jasjeet S. Cheema                                                           69,612(4)                      *
  ------------------------------------------------------------------- --------------------------- -------------------

   William E. Dickenson                                                       515,810(5)                 2.88
  ------------------------------------------------------------------- --------------------------- -------------------

   Robert W. Fri                                                               26,200(6)                      *
  ------------------------------------------------------------------- --------------------------- -------------------

   William H. Hieronymus                                                      209,513(7)                 1.17
  ------------------------------------------------------------------- --------------------------- -------------------

   Richard H. O'Toole                                                          13,500(8)                      *
  ------------------------------------------------------------------- --------------------------- -------------------

   Howard W. Pifer III                                                        515,810(9)                 2.88
  ------------------------------------------------------------------- --------------------------- -------------------

   Fred M. Schriever                                                          84,748(10)                      *
  ------------------------------------------------------------------- --------------------------- -------------------

   Alain M. Streicher                                                        512,677(11)                 2.86
  ------------------------------------------------------------------- --------------------------- -------------------
   Walter H. A. Vandaele                                                     252,645(12)                 1.42
  =================================================================== =========================== ===================
   All Directors and Executive Officers as a Group                             6,566,614                36.66
  =================================================================== =========================== ===================

*      Less than one percent (1%) of the outstanding shares.
(1) Includes 72,500 shares of common stock held in trust by Mr. Bailly and Mr. Streicher on the behalf of Mr. Streicher's children and options to purchase 153,300 shares of common stock.
(2)      Includes options to purchase 10,500 shares of common stock.
(3)      Includes options to purchase 28,600 shares of common stock.
(4)      Includes options to purchase 19,500 shares of common stock.
(5)      Includes options to purchase 69,216 shares of common stock.
(6)      Includes options to purchase 18,687 shares of common stock.
(7)      Includes options to purchase 18,116 shares of common stock.
(8)      Consists of options to purchase 13,500 shares of common stock.
(9)      Includes options to purchase 69,216 shares of common stock.
(10)     Includes options to purchase 18,686 shares of common stock.
(11) Includes 72,500 shares of common stock held in trust by Mr. Bailly and Mr. Streicher on the behalf of Mr. Streicher's children and options to purchase 22,000 shares of common stock.
(12)     Includes options to purchase 27,450 shares of common stock.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). SEC regulations require the Company's executive officers, directors and greater than ten percent (10%) stockholders to furnish the Company with copies of the reports they are required to file. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that during 1999, its executive officers, directors, and greater than ten percent (10%) beneficial owners complied with all applicable Section 16(a) filing requirements, except that one report with respect to each of Messrs. Stephen A. Mitnick and Alain M. Streicher was filed late.

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION

The Executive Compensation Committee of the Company in 1999 was composed of three independent, non-employee directors, R. Gene Brown, Robert W. Fri and Fred
M. Schriever, and William E. Dickenson, president and chief executive officer.


EXECUTIVE COMPENSATION SUMMARY TABLE

The following table sets forth compensation awarded or earned by the Named Executive Officers during the year ended December 31, 1999.

                          Summary Compensation Table

                                                            Annual                      Long-Term
                                                         Compensation                  Compensation
                                           ----------------------------------------   -------------
                                                                        All Other       Securities
                                    Year      Salary        Bonus       Compensation    Underlying        Other Annual
Name and Principal Position                    ($)          ($)            ($)          Options (#)       Compensation ($)

----------------------------------
William E. Dickenson                1999        348,036           --               --          77,100         23,754 (1)
Chief Executive Officer, Hagler     1998   119,628 (12)           --      16,798 (10)          92,000          3,034 (6)
Bailly, Inc. 3/31/99 to 12/31/99
----------------------------------
---------------------------------- ------- ------------- ------------ ---------------- --------------- ------------------
Henri-Claude A. Bailly              1999        412,582           --      45,351 (11)          30,000         23,906 (2)
President and Chief Executive       1998        393,759           --               --              --            864 (3)
Officer, Hagler Bailly, Inc.        1997        376,184      200,000               --         172,876         16,733 (4)
from   1/1/99 to 3/30/99
Vice Chairman, Hagler Bailly,
Inc. from 4/1/99 to 8/31/99
Chairman, Hagler Bailly, Inc. as
of 9/1/99
---------------------------------- ------- ------------- ------------ ---------------- --------------- ------------------
John C. Butler III                  1999        296,556      242,000               --          37,200         22,993 (5)
Senior Vice President, PHB          1998    99,576 (12)           --      23,565 (13)          30,000          1,658 (6)
Hagler Bailly
---------------------------------- ------- ------------- ------------ ---------------- --------------- ------------------
William H. Hieronymus               1999        296,556      225,000               --          27,900         25,968 (7)
Senior Vice President, PHB
Hagler Bailly, Inc.
---------------------------------- ------- ------------- ------------ ---------------- --------------- ------------------
Howard W. Pifer III                 1999        348,036      300,000               --          77,100         26,976 (8)
Chairman, PHB Hagler Bailly, Inc.   1998   119,628 (12)      141,921      63,494 (10)          92,000          3,537 (6)
---------------------------------- ------- ------------- ------------ ---------------- --------------- ------------------
Walter H. A. Vandaele               1999        296,556      320,000               --          34,900         25,106 (9)
Senior Vice President, PHB
Hagler Bailly, Inc.
---------------------------------- ------- ------------- ------------ ---------------- --------------- ------------------

(1) Represents $20,000 in profit sharing under the Company's Profit Sharing Plan and $3,754 in life insurance premium payments.
(2) Represents $20,000 profit sharing under the Company's Profit Sharing Plan and $3,906 in life insurance premium payments.
(3)  Represents $864 in life insurance premium payments.
(4) Represents $14,357 in matching and profit sharing under the Company's Profit Sharing Plan and $2,376 in life insurance premium payments.
(5) Represents $20,000 in profit sharing under the Company's Profit Sharing Plan and $2,993 in life insurance premium payments.
(6) Represents parking or life insurance payments or both pro-rated from August 29, 1998, the effective date of the officer's employment, to year-end 1999.
(7) Represents $20,000 in profit sharing under the Company's Profit Sharing Plan and $5,968 in life insurance premium payments.
(8) Represents $20,000 in profit sharing under the Company's Profit Sharing Plan and $6,976 in life insurance premium payments.
(9) Represents $20,000 in profit sharing under the Company's Profit Sharing Plan and $5,106 in life insurance premium payments.
(10) Represents payment for total accrued leave pro-rated from August 29,1998, the effective date of each officer's employment with the Company, to year-end 1998.
(11) Represents payment for leave over and above carry-over limit.
(12) Represents base salary, pro-rated from August 29, 1998, the effective date of each officer's employment agreement with the Company, to the year-end 1999.
(13) Represents $19,709 in total accrued leave, pro-rated from August 29, 1998, the effective date the officer's employment with the Company, to year-end 1998 and $3,856 in deferred compensation pro-rated from August 29, 1998, the effective date of the officer's employment agreement with the Company, to year-end 1998.

STOCK OPTION GRANTS DURING 1999

The following table presents information with respect to stock option grants during the year ended December 31, 1999 to the Named Executive Officers.

                                         Option Grants in Last Fiscal Year

                                                    Individual Grants
                              ------------------------------------------------------------------
                                 Number of        % of Total                                       Potential Realizable
                                Securities     Options Granted                                   Value At Assumed Annual
                                Underlying     to Employees in      Exercise                       Rate of Stock Price
                                  Options        Fiscal Year      Or Base Price    Expiration    Appreciation for Option
Name                            Granted (#)                          ($/Sh)           Date                 Term
----------------------------- ---------------- ----------------- ---------------- -------------- -------------------------
                                                                                                    5% ($)         10% ($)
                                                                                                 -----------    ----------
William E. Dickenson            51,100 (1)           3.0               6.250         3/23/09        200,853       509,001
                                26,000 (2)           1.5               7.625         8/4/09         124,678       315,959
----------------------------- ---------------- ----------------- ---------------- -------------- ----------- -- ----------
Henri-Claude A. Bailly          30,000 (2)           1.8               7.625         8/4/09         143,860       364,569
----------------------------- ---------------- ----------------- ---------------- -------------- ----------- -- ----------
John C. Butler III              37,200 (1)           2.2               6.250         3/23/09        146,218       370,545
----------------------------- ---------------- ----------------- ---------------- -------------- ----------- -- ----------
William H. Hieronymus           27,900 (1)           1.7               6.250         3/23/09        109,664       277,909
----------------------------- ---------------- ----------------- ---------------- -------------- ----------- -- ----------
Howard W. Pifer III             51,100 (1)           3.0               6.250         3/23/09        200,853       509,001
                                26,000 (2)           1.5               7.625         8/4/09         124,678       315,959
----------------------------- ---------------- ----------------- ---------------- -------------- ----------- -- ----------
Walter H. A. Vandaele           34,900 (1)           2.1               6.250         3/23/09        137,178       347,635
============================= ================ ================= ================ ============== =========== == ==========

     (1) These options become exercisable in two equal installments on October 1, 1999 and October 1, 2000.
     (2) These options become exercisable in two equal installments on January 1, 2000 and January 1, 2001.

STOCK OPTION EXERCISES AND VALUES IN 1999

The following table sets forth information regarding options of Named Executive Officers that were exercised during or held on December 31, 1999.

                      Aggregate Option Exercises During 1999 and Values on December 31, 1999

                                                                 Number of Securities             Value of Unexercised
                                                                Underlying Unexercised            In-the-Money Options
                                                                 Options at FY-End (#)              at FY-End ($)(1)
                              Shares
                              Acquired upon
                              Exercise (#)       Value
Name                                         Realized ($)    Exercisable    Unexercisable     Exercisable    Unexercisable
----------------------------- -------------- -------------- -------------- ----------------- -------------- -----------------
William E. Dickenson               --             --            56,216           112,884          --               --
----------------------------- -------------- -------------- -------------- ----------------- -------------- -----------------
Henri-Claude A. Bailly           219,542     1,332,620 (2)     103,725            99,151          --               --
----------------------------- -------------- -------------- -------------- ----------------- -------------- -----------------
John C. Butler III                 --             --            28,600            37,450          --               --
----------------------------- -------------- -------------- -------------- ----------------- -------------- -----------------
Howard W. Pifer III                --             --            56,216           112,884          --               --
----------------------------- -------------- -------------- -------------- ----------------- -------------- -----------------
Walter H. A. Vandaele              --             --            27,450            37,450          --               --
----------------------------- -------------- -------------- -------------- ----------------- -------------- -----------------
William H. Hieronymus              --             --            18,116            22,284          --               --
============================= ============== ============== ============== ================= ============== =================

(1)    Options  are  in-the-money  if the  market  value of the  shares  covered thereby is greater than the option exercise price. Options are out-of-the-money if the market value of the shares covered thereby is less than the option exercise price.
(2) Value is calculated based on the fair market value of the Company's common stock at March 23, 1999 (date of exercise) of $6.25 (as reported on The Nasdaq Stock Market), less the exercise price.


EMPLOYMENT ARRANGEMENTS

The Company has entered into employment agreements with Messrs. Bailly, Dickenson and Pifer, and Messrs. Butler, Hieronymus and Vandaele.

Mr. Bailly originally entered into an employment agreement on May 25, 1995 in connection with the management repurchase of the Company from RCG. Such agreement was amended and restated effective upon consummation of the Company's initial public offering and was amended and restated again, to become effective on August 28, 1998, in connection with the acquisition of PHB. Each of Mr. Dickenson's and Mr. Pifer's employment agreements became effective upon the Company's acquisition of PHB. Mr. Bailly's agreement ends, unless earlier terminated, on July 3, 2000. Messrs. Dickenson's and Pifer's agreements end, unless earlier terminated, on August 29, 2001.

Under the terms of their respective agreements, Messrs. Bailly, Dickenson and Pifer each receives a base salary in 2000 at an annual rate of $434,400, $381,576 and $381,576, respectively. This rate is increased each January 1 by an amount that is not less than 5.0% over the annual rate of base salary in effect the preceding year, or the increase in the Consumer Price Index for the year, whichever is greater. Each is entitled to a bonus for each calendar year equal to an amount determined by the Executive Compensation Committee of the Board of Directors. Each is also entitled to participate in all of the benefit programs provided by the Company. Upon a change in control as defined in the employment agreement, each is entitled to a lump sum payment of four times his base salary as well as payments for thirty-six months at an annual rate equal to his base salary in effect on the date of termination. The definition of change in control in the employment agreements includes not only certain changes in ownership of the stock of the Company (in connection with a merger or other corporate reorganization or otherwise), a sale of all or substantially all of the assets of the Company or dissolution or liquidation of the Company but also when, other than the result of death, disability or termination for cause (i) Mr. Dickenson shall cease to serve as chief executive officer of PHB Hagler Bailly or as executive vice president and chief operating officer of the Company before January 1, 2000, or after January 1, 2000, as chief executive officer of the Company or as a member of the Company's Board of Directors; (ii) Dr. Pifer shall cease to serve as chairman of the Company's Board of Directors before January 1, 2000 or as a member of the Company's Board of Directors; or (iii) Mr. Bailly shall cease to serve as chief executive officer of the Company before January 1, 2000, or after January 1, 2000, as chairman of the Company's Board of Directors.

On March 31, 1999, the Company's Board of Directors elected Mr. Dickenson president and chief executive officer of the Company. At the same time, the Board of Directors determined that Mr. Bailly would become chairman of the Board of Directors on September 1, 1999. Dr. Pifer served as chairman of the Board of Directors until September 1, 1999. Each of Messrs. Bailly, Dickenson and Pifer has construed the Board of Directors' actions on March 31, 1999 to have caused a change in control of the Company within the meaning of that term under his employment agreement. Each of Messrs. Bailly, Dickenson and Pifer each has agreed not to exercise his right to terminate his employment agreement as a result of the Board of Directors' actions on March 31, 1999 for so long as the other two individuals exercise such powers and perform such duties as are set forth for their respective offices in the current by-laws of the Company. None of Messrs. Bailly, Dickenson and Pifer has terminated his employment agreement. Any such terminations, if valid under the employment agreement, would entitle the executive to the payments referred to above.

Messrs. Butler, Hieronymus and Vandaele each entered into an employment agreement with a subsidiary of the Company for a term of three years.

Under the terms of their employment agreements, which became effective upon the Company's acquisition of Putnam, Hayes & Bartlett, Inc. ("PHB") on August 28, 1998, for the calendar year 1998 each received an initial base salary at an annual rate of $287,664, and bonus in accordance with PHB's compensation policies then in effect. For the calendar year 1999 and each calendar year thereafter, their employment agreements provide that each of Messrs. Butler, Hieronymus and Vandaele's base salary and bonus are determined by the Company in accordance with compensation policies of the Company for officers of comparable rank but in no event shall the base salary be less than $287,664. Under their employment agreements, Messrs. Butler and Vandaele each was granted an option to purchase 30,000 shares of common stock of the Company and Mr. Hieronymous was granted an option to purchase 12,500 shares. These options had an exercise price of $20.125, a term of ten years and vest in equal amounts over three years on the anniversary dates of the date of grant. The employment agreements also entitle Messrs. Butler, Hieronymous and Vandaele to participate in all of the benefit programs provided by the Company.

COMPENSATION  COMMITTEE  REPORT ON  COMPENSATION  OF  EXECUTIVE  OFFICERS OF THE
     COMPANY

The responsibilities of the Executive Compensation Committee of the Company's Board of Directors (the "Committee") include (i) establishing compensation programs for executive officers of the Company designed to attract, motivate and retain key executives responsible for the Company's success; (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of the Company and its stockholders; and (iii) determining the compensation of the Company's chief executive officer. The Committee is composed of three directors who have never served as employees of the Company and the Company's chief executive officer. The Company's chief executive officer does not vote on matters relating to his own compensation.

Compensation Philosophy

The Committee has furnished this report on executive compensation to clearly describe the philosophy that underlies the cash and equity-based components of the Company's executive compensation program. It also describes the details of each element of the program, as well as the rationale for compensation paid to the Company's chief executive officer and its executive officers in general.

o The Committee considers it essential to the vitality of the Company that the total compensation opportunity for executive officers remains competitive with similar companies in order to attract and retain the talent needed to manage and build the Company's business.
o Compensation is tied to performance. A significant part of the total compensation opportunity is at risk, to be earned only if specific goals are met. Incentive compensation is designed to reinforce the achievement of both short- and long-term corporate objectives.
o Executives' interest in the business should be directly linked to the interests and benefits received by the Company's stockholders.


The process used by the Committee in determining chief executive officer compensation levels for all of these components is based upon the Committee's subjective judgment and takes into account both qualitative and quantitative factors. No weights are assigned to such factors with respect to any compensation component. Although the chief executive officer makes the compensation decisions for the Company's other key executive officers, the Committee as a whole may make recommendations concerning the compensation for such officers.

The compensation program has three elements: annual base salary; annual bonuses, which are based on both the Company and the individual attaining certain performance objectives; and awards under a long-term incentive compensation plan, which are based on both Company performance and individual performance. The Committee has approved these elements of compensation to ensure the Company's total compensation program is comparable to and competitive with that of other companies of similar size.

Annual Compensation

Annual compensation for the executive officers at Hagler Bailly is comprised of base salary and bonus, an approach consistent with the compensation programs of most leading management consulting firms. The Committee determines the terms of employment for executive officers of Hagler Bailly on an annual basis.

In addition to their base salaries, the executive officers may also be awarded bonuses based on the attainment of certain financial and non-financial performance criteria. The Committee determines bonus awards for executive officers of Hagler Bailly annually upon the recommendation of the Company's chief executive officer. See "1999 Annual Bonus Determinations" below.

Payment of any bonus may be in cash or stock options, generally in the first quarter. The chief executive officer's salary, bonus and long-term awards follow the policies set forth above. With respect to his performance in the 1999 fiscal year, Mr. Dickenson received $348,036 in base salary payments and 51,000 and 26,000 in stock options which were granted March 23, 1999 and August 4, 1999, respectively, pursuant to the Stock Option Plan. The exercise price of the options is $6.250 and $7.625, respectively, and the options vest in equal portions on October 1, 1999 and October 1, 2000, and January 1, 2000 and January 1, 2001, respectively.

The Committee also approved the compensation of the Company's other executive officers with respect to their performance in 1999, following the principles and procedures outlined in this report.

1999 Annual Bonus Determinations

Each year Hagler Bailly sets aside a percentage of its consolidated income before bonuses and taxes ("IBBT") to fund a Company-wide bonus pool. All full-time and part-time regular employees who have at least six months of service are eligible for a bonus.

Annual cash bonuses are funded from a pool whose size depends on the overall financial performance of Hagler Bailly, and management reserves the right not to award any bonuses in any year. Starting in 1997, the Board of Directors determined that up to a maximum of 40.0% of IBBT would be set aside for bonuses. On December 29, 1999, the Board of Directors made an exception to this policy for the amounts to be paid out as 1999 bonuses. The Board may in the future make exceptions to this policy. Management determines the extent of any award made to employees other than executive officers based on certain performance criteria.

Stock Options

The Board of Directors has adopted the Stock Option Plan. The Stock Option Plan is designed to enhance the long-term profitability and stockholder value of the Company by offering its common stock to those individuals who are key to the growth and success of the Company. The Stock Option Plan also helps to attract and retain executives with experience and ability on a basis competitive with industry practice, and to encourage executives to acquire and maintain stock ownership in the Company.

The Stock Option Committee of the Board of Directors administers the Stock Option Plan. The Stock Option Committee has authority (i) to grant Awards (as defined below) under the Stock Option Plan; (ii) to make all interpretations and determinations affecting the Stock Option Plan; and (iii) to determine the individuals to whom Awards are granted, the amount of such Award, any applicable vesting schedule, and any other terms of an Award. Awards may consist of incentive stock options qualified under Section 422 of the Internal Revenue Code, "nonqualified" stock options, and restricted stock.

The maximum number of shares that may be issued and sold under the Stock Option Plan is 5,000,000 shares. On February 2, 2000, the Board of Directors approved an amendment to the Stock Option Plan, subject to stockholder approval, which would increase the number of shares authorized to be issued under the Stock Option Plan from 5,000,000 to 8,000,000 (see Proposal 3 for further information)


Stock Option Committee                         Executive Compensation Committee



R. GENE BROWN                                   WILLIAM E. DICKENSON
ROBERT W. FRI                                   R. GENE BROWN
FRED M. SCHRIEVER                               ROBERT W. FRI
                                                FRED M. SCHRIEVER



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the Company's acquisition of Washington International Energy Group Limited ("WIEG") on April 30, 1999, Roger Gale, an executive officer of the Company, received 144,210 shares of the Company's common stock and $850,000 in cash in exchange for his shares of the stock of WIEG. Of these shares, 26,210 shares were placed into escrow. The Company has the right to repurchase up to 26,210 of these shares for $0.01 per share if the price of the Company's stock meets certain price targets during the three-year period following the acquisition.

In connection with the Company's acquisition of all of the outstanding shares of GKMG, Inc. ("GKMG") on August 12, 1999, Morris R. Garfinkle and James F. Miller, executive officers of the Company, received 545,280 and 444,460 shares of the Company's common stock in exchange for their shares of GKMG. Under the terms of the Share Exchange Agreement among the Company, GKMG and the former shareholders of GKMG, the Company is obligated to issue shares valued at up to $15 million to the former shareholders of GKMG if GKMG meets certain earnings targets during the annual periods ending June 30, 2000 and June 30, 2001. In addition, the Company is obligated to issue up to 192,857 additional shares of its common stock to the former shareholders of GKMG if certain stock price performance contingencies are not met. Mr. Garfinkle's and Mr. Miller's pro rata shares of these additional stock issuances is 38.4% and 31.3%, respectively.

Hagler Bailly Services, Inc. ("Services"), a wholly owned subsidiary of the Company, entered into a contract with Adsavers.com, Inc. ("Adsavers") on November 1, 1999, whereby Adsavers is obligated to pay $25,000 per month to Services for consulting services through June 1, 2000. Henri-Claude A. Bailly, chairman of the Board of Directors of the Company, and Kenneth I. Rubin, an executive officer of the Company, each are shareholders of Adsavers. Mr. Bailly is also a director of Adsavers.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

Set forth below is a graph comparing the percentage change in the cumulative total stockholder return on Hagler Bailly common stock against the Nasdaq Stock Market ("Nasdaq") and a group that includes the following peer issuers: Navigant Consulting, Inc. (f/k/a Metzler Group, Inc.), Forrester Research, Inc., and Superior Consultant Holdings Corp.


                              PERFORMANCE GRAPH (1)

                    7/3/97    9/30/97   12/31/97  3/31/98   6/30/98   9/30/98  12/31/98   3/31/99   6/30/99   9/30/99  12/31/99
Hagler Bailly (2)   100.000   149.265   132.353   147.059   152.206   114.706   117.647    47.059    60.294    40.441    29.412
Nasdaq              100.000   114.860   107.001   125.080   129.104   115.415   149.406   167.715   183.027   187.118   277.275
Peer Issuers (3)    100.000   108.664    98.668   129.754   148.495   142.115   168.196   118.975    95.66    118.579   117.345

(1) Assumes that the value of the investment in Hagler Bailly common stock, the Nasdaq Stock Market, and the Peer Issuers was $100 on July 3, 1997 and that all dividends were reinvested. The stock performance graph above is not necessarily indicative of future stock performance.
(2) Hagler Bailly's common stock trades on the Nasdaq Stock Market under the symbol HBIX. Hagler Bailly's common stock began trading on the Nasdaq Stock Market on July 3, 1997, the date of the Hagler Bailly's initial public offering.
(3) The Peer Issuers are weighted by market capitalization.


RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Proposal 2)

The Audit Committee of the Board of Directors each year selects and engages on behalf of the Company independent auditors to audit the consolidated financial statements of the Company for such year. The Board of Directors has directed that the Audit Committee's selection of independent auditors for the fiscal year ending December 31, 2000 shall be submitted for ratification or rejection at the Annual Meeting. Stockholder approval is not required for the appointment of independent auditors, since the Board of Directors has the responsibility for selecting independent auditors. The appointment is, however, being submitted for approval at the Annual Meeting. If the stockholders should reject the selection of the Audit Committee, the Board of Directors would reconsider the selection.

The Audit Committee has selected Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company for the year 2000. This firm has audited the Company's financial statements since the Company's inception and is considered well qualified. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement and to respond to appropriate questions.

The Company will present to the meeting the following resolution:

                  "RESOLVED, that the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000 be and hereby is ratified."

Spaces are provided in the accompanying form of proxy for specifying approval, disapproval or abstention as to this proposal, which is identified as Proposal 2.


Recommendation of the Board of Directors

The Board of Directors of the Company recommends a vote FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2000 fiscal year. Proxies received by the Board of Directors will be voted FOR the proposal unless stockholders specify a contrary choice in their proxies or attend the Annual Meeting and vote against the proposal.


THE STOCK OPTION PLAN AMENDMENT (Proposal 3)

The Board of Directors has approved and is proposing for stockholder approval the Stock Option Plan Amendment which would increase the number of shares of Hagler Bailly common stock reserved for issuance under the Stock Option Plan by 3,000,000 shares (from 5,000,000 to 8,000,000 shares). As of March 1, 2000, options with to respect to 3,126,107 shares of Hagler Bailly were outstanding under the Stock Option Plan. Hagler Bailly management believes that stock options have been and will continue to be one of the most important methods of attracting and retaining key personnel responsible for the development and growth of Hagler Bailly's business. In order to permit Hagler Bailly to continue to use stock options as an incentive to its officers and key personnel and as a means to promote increased stockholder value, the Board of Directors believes that the Stock Option Plan needs to be amended to increase the number of shares reserved for issuance. The Board of Directors has determined that the Stock Option Plan Amendment is advisable and in the best interest of Hagler Bailly and its stockholders, and recommends that stockholders approve it.

Spaces are provided in the accompanying form of proxy for specifying approval, disapproval or abstention as to this proposal, which is identified as Proposal 3.

Recommendation of the Board of Directors

     The Board of Directors of the Company recommends a vote FOR the proposal to amend the Stock Option Plan. Proxies received by the Board of Directors will be voted FOR the proposal unless stockholders specify a contrary choice in their proxies or attend the Annual Meeting and vote against the proposal.

EXPENSES OF SOLICITATION

The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors and by officers and other regular employees of the Company.


STOCKHOLDER PROPOSALS

Any stockholder proposal submitted under SEC Rule 14a-8 for inclusion in the Proxy Statement for the 2001 Annual Meeting of Stockholders should submit the proposal in writing to Geoffrey W. Bobsin, Secretary, Hagler Bailly, Inc., 1530 Wilson Boulevard, Arlington, Virginia, 22209 so that it is received no later than December 9, 2000 to be eligible for inclusion in the Company's Proxy Statement and proxy relating to that meeting. Pursuant to the rules of the Securities Exchange Act of 1934, the Company may use discretionary authority to vote with respect to stockholder proposals presented in person at the 2001 Annual Meeting of Stockholders if the stockholder making the proposal has not given notice to the Company by February 22, 2001.


OTHER MATTERS TO COME BEFORE MEETING

Neither the Company nor any member of its Board of Directors knows of any matter or intends to bring before the meeting any matter other than those referred to in the accompanying Notice of Meeting. However, if any other matters properly come before the meeting, the persons appointed as proxies in the enclosed form of proxy/voting instruction card intend to vote in accordance with their judgment.


OTHER INFORMATION

A COPY OF THE ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 1999 (EXCLUDING EXHIBITS) WILL BE FURNISHED, WITHOUT CHARGE, BY WRITING TO: MARGARET M. RAY, INVESTOR RELATIONS, HAGLER BAILLY, INC., 1776 EYE STREET, NW, WASHINGTON, DISTRICT OF COLUMBIA 20006.

The above Notice of Annual Meeting and Proxy Statement are sent by order of the Company's Board of Directors.

                                                     /s/ Geoffrey W. Bobsin


                                                     GEOFFREY W. BOBSIN
                                                     Secretary
Arlington, Virginia
April 7, 2000